UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 2, 2025, Mersana Therapeutics, Inc. (the “Company”) issued a press release titled “Mersana Therapeutics Reports Additional Positive Interim Phase 1 Clinical Data for Emi-Le in Oral Presentation at 2025 ASCO Annual Meeting.” A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”).

Also on June 2, 2025, the Company posted an updated corporate presentation on the Company’s website. To access the presentation, investors should visit the “Events & Presentations” page under the “Investors & Media” section of the Company’s website at ir.mersana.com.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On June 2, 2025, the Company announced the presentation in an oral session at the American Society of Clinical Oncology 2025 Annual Meeting (“ASCO”) of additional positive interim clinical data from its Phase 1 clinical trial of Emi-Le, its B7-H4-directed Dolasynthen antibody-drug conjugate (“ADC”). The presentation focused on data as of a March 8, 2025 data cut date from the dose escalation and backfill cohorts of the Company’s Phase 1 clinical trial of Emi-Le in patients with triple-negative breast cancer (“TNBC”); hormone-receptor-positive, human epidermal growth factor receptor 2-negative breast cancer; ovarian cancer; endometrial cancer and adenoid cystic carcinoma type 1 (“ACC-1”).

The following clinical activity data from evaluable patients (those with measurable disease at baseline and at least one post-baseline scan) as of March 8, 2025 were presented at ASCO:

•	31% confirmed objective response rate (“ORR”) (8/26) across all enrolled tumor types with B7-H4 high tumor expression (defined as a tumor proportion score of 70% or higher) receiving intermediate Emi-Le doses (38.1 milligrams per meter squared (“mg/m2”) to 67.4 mg/m2 per cycle).

o	44% confirmed ORR (7/16) in the subset of patients with ≤4 prior lines of therapy.

•	56% ORR (5/9, including one unconfirmed response as of the March 8, 2025 data cut date that was subsequently confirmed) in ACC-1 regardless of dose and B7-H4 expression. Among all ACC-1 patients who were enrolled in the Phase 1 clinical trial, the median progression free survival (“PFS”) had not yet been reached as of the March 8, 2025 data cut date. ACC-1 is a rare and aggressive cancer that most frequently originates in the salivary glands. With no approved therapies, median PFS and median overall survival for patients with ACC-1 are reported to be 2-3 months and 2-3 years, respectively.[1]

Furthermore, the Company observed a 50% ORR (2/4) in evaluable endometrial cancer patients with B7-H4 high tumor expression receiving intermediate doses of Emi-Le.

The Company previously reported that as of the March 8, 2025 data cut date, among evaluable patients with TNBC who received intermediate doses of Emi-Le, ORR, PFS and preliminary overall survival (“OS”) data include the following:

	Patients with B7-H4 high TNBC receiving ≤4 prior treatment lines in advanced/ metastatic setting (n=7)	Patients with B7-H4 low TNBC receiving ≤4 prior treatment lines in advanced/ metastatic setting (n=11)
Received ≥1 Prior Topoisomerase-1 Inhibitor (“Topo-1”) ADC	100% (7/7)	73% (8/11)
ORR	29% (2/7)	0% (0/11)
Median PFS	16.0 weeks	6.4 weeks
Median OS	Not reached	5.7 months

Additionally, as of the March 8, 2025 data cut date, the dose escalation and backfill cohorts of the Company’s Phase 1 clinical trial of Emi-Le had enrolled a total of 141 patients. The enrolled patient population was heavily pretreated, with patients receiving up to 15 and a median of 4 prior lines of therapy. The Company retrospectively analyzed tumor samples from patients in the trial for B7-H4 expression. As of the data cut date, the Company had determined B7-H4 tumor expression for 116 patients. Among the 116 patients with known B7-H4 tumor expression, approximately 41% had a tumor proportion score of 70% or higher, which the Company has preliminarily characterized as “B7-H4 High.”

Emi-Le was observed to be generally well tolerated. As of the March 8, 2025 data cut date, the most common treatment-related adverse events (“TRAEs”) of any grade across the entire patient population were transient aspartate aminotransferase (“AST”) increase (44% of patients), generally asymptomatic and reversible proteinuria (40%), low-grade fatigue (33%) and generally low-grade nausea (31%). The only Grade 3 TRAEs in ≥5% or more of all patients were AST increase (17%), proteinuria (14%) and anaemia (6%). Across the entire enrolled patient population, TRAEs leading to discontinuation, dose reduction and dose delay were observed in 3.5%, 16.3% and 23.4% of patients, respectively. No dose-limiting treatment-related neutropenia, neuropathy, ocular toxicity, interstitial lung disease or thrombocytopenia were reported as of the March 8, 2025 data cut date, which the Company believes differentiates Emi-Le from many other approved and clinical-stage ADCs.

The Company is currently conducting the dose expansion portion of its Phase 1 clinical trial of Emi-Le in patients with TNBC who have received one to four prior treatment lines, including at least one prior topo-1 ADC. These patients are being enrolled in two dose expansion cohorts: the “Dose A” cohort, in which patients are receiving 67.4 mg/m2 of Emi-Le administered every four weeks (“Q4W”), and the “Dose B” cohort, in which patients are receiving 80 mg/m2 of Emi-Le Q4W with a loading dose of 44.5 mg/m2 of Emi-Le on days 1 and 8 of the first four-week cycle.

1 Sources: Ferrarotto et al., Clin Can Res. 2020; de Sousa Clin Can Res. 2023; Hanna et al., Cancer Res Commun. 2023; Ferrarotto et al., Abs 903P, ESMO 2023

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on June 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: June 2, 2025	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Chief Operating Officer and Chief Financial Officer